UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 28, 2008, Noble European Holdings B.V. (“Noble BV”), a subsidiary of Noble International, Ltd. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with BNP Paribas (“BNP”) and ArcelorMittal S.A. with respect to the Facilities Agreement dated as of August 31, 2007 by and among Noble BV, certain of its subsidiaries named therein and BNP as arranger, agent, security agent and lender (previously filed with the Company’s quarterly report on Form 10Q filed with the Securities and Exchange Commission on November 9, 2007) (the “European Credit Agreement”). Capitalized terms not defined herein shall have the meanings ascribed thereto in the European Credit Agreement.

Pursuant to the Letter Agreement, the Lenders agreed to, among other things, (i) waive breaches relating to the failure to timely deliver financial statements for 2007, an accompanying compliance certificate and an annual budget for 2008 and (ii) waive any breach of the Fixed Charge Cover Ratio and Leverage Ratio for the period ending December 31, 2007.

The waivers provided by the Lenders is subject to several conditions, including, without limitation, (i) that Noble BV provide a prepayment in the amount of €20,000,000 no later than May 2, 2008, which prepayment shall be funded by the proceeds of subordinated provided to Noble BV by ArcelorMittal or one of its affiliates, (ii) that no later than April 7, 2008, ArcelorMittal holds beneficially at least 49% of the issued and outstanding shares of the Company, and (iii) that no later than May 31, 2008, ArcelorMittal directly or indirectly has the power to nominate (and following such nomination the Board of Directors of the Company shall appoint or its shareholders shall elect) ArcelorMittal’s nominees as all, or the majority, of the members of the Board of Directors of the Company. The waiver granted by the Letter Agreement shall expire and be of no further force or effect if these or any other stated conditions fail to occur. In the event of expiration of the waiver, an Event of Default will occur pursuant to the terms of the European Credit Agreement.

This description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement among Noble BV, BNP and ArcelorMittal attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is furnished herewith:

10.1	Letter Agreement dated March 28, 2008 among Noble European Holdings B.V., BNP Paribas and ArcelorMittal.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

April 3, 2008	By:	/s/ David J. Fallon
David J. Fallon
Chief Financial Officer

EXHIBIT INDEX

No.	Description of Exhibit
10.1	Letter Agreement dated March 28, 2008 among Noble European Holdings B.V., BNP Paribas and ArcelorMittal.

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